Exhibit 99

News Release

Investor Relations Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

Northern Trust Prices $500 Million of Senior Notes

Northern Trust Corporation announced today that it has priced a public offering to sell $500 million of senior unsecured notes due 2020. The notes will bear interest at 3.450% per year and will mature on November 4, 2020.

Northern Trust intends to use the proceeds of the offering for general corporate purposes.

BofA Merrill Lynch, Morgan Stanley, Goldman, Sachs & Co. and J.P. Morgan are acting as joint book-running managers for the offering, with co-managers Loop Capital Markets and UBS Investment Bank. This offering is being made pursuant to a prospectus supplement to the Company’s prospectus, dated July 31, 2008, filed as part of the Company’s effective universal shelf registration statement. Copies of the prospectus supplement and accompanying prospectus relating to the notes may be obtained by contacting the joint book running managers: BofA Merrill Lynch, 100 West 33rd Street, 3rd Floor, NY, NY 10001, Attn: Prospectus Department or email dg.prospectus_requests@baml.com; Morgan Stanley & Co. Incorporated, 180 Varick Street, New York, New York 10014, Attention: Prospectus Department, telephone: (866) 718-1649; Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; or J.P. Morgan Securities LLC, 383 Madison Ave, NY, NY 10179, Attn – Investment Grade Syndicate Desk, telephone: 212-834-4533.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.

This news release may be deemed to include forward-looking statements, such as statements that relate to the offering of the notes. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2009 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

About Northern Trust

Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of investment management, asset and fund administration, banking solutions and fiduciary services for corporations, institutions and affluent individuals worldwide. Northern Trust, a financial holding company based in Chicago, has offices in 18 U.S. states and 16 international locations in North America, Europe, the Middle East and the Asia-Pacific region. As of September 30, 2010, Northern Trust had assets under custody of US$3.9 trillion, and assets under investment management of US$657.2 billion. For more than 120 years, Northern Trust has earned distinction as an industry leader in combining exceptional service and expertise with innovative products and technology.